Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT PATK - Q1 2018 Patrick Industries Inc Earnings Call EVENT DATE/TIME: APRIL 26, 2018 / 2:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 C O R P O R A T E P A R T I C I P A N T S Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - CEO C O N F E R E N C E C A L L P A R T I C I P A N T S Alice Linn Wycklendt Robert W. Baird & Co. Incorporated, Research Division - Junior Analyst Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Daniel Joseph Moore CJS Securities, Inc. - Director of Research Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst P R E S E N T A T I O N Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. First Quarter 2018 Conference Call. My name is Jason, and I will be your operator for today's call. (Operator Instructions) Also, please note this conference is being recorded. And I will now turn the call over to Julie Ann Kotowski from Investor Relations. You may begin. Julie Ann Kotowski - Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries' First Quarter 2018 Conference Call. I am joined on the call today by Todd Cleveland, CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2017 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland - Patrick Industries, Inc. - CEO Thank you, Julie Ann, and thank you all for joining us on the call today. This morning, we'd like to discuss the company's first quarter 2018 results and provide an update on the major markets we serve. We'll then conclude by providing an update on our overall business outlook. After a strong fiscal 2017, our primary markets continued to perform into 2018. Our first quarter performance reflects the combination of continued strong demand patterns, coupled with the execution of our operational and strategic initiatives leading to improved year-over-year results that continued to outpace the markets we serve. Both our revenues and our net income per diluted share increased 60% from the first quarter of 2017 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 to $552 million and $1.20 per share, respectively, in the first quarter of 2018. We continued to focus heavily on putting our capital to work through disciplined strategic investments, managing, aligning and motivating our tremendously talented workforce, leveraging our fixed cost and driving our customer-first performance-oriented culture. Our acquisition pipeline remains full with potential acquisitions across all primary markets we serve, and we expect to continue to drive strategic and organic growth. Now I'll turn the call over to Andy who will further review our primary markets and performance. Andy L. Nemeth - Patrick Industries, Inc. - President Thank you, Todd. We continue to be optimistic about the momentum in all of our primary market sectors. Solid fundamentals and demographic trends are expected to continue to drive retail demand in both our leisure family lifestyle and housing and industrial markets for the foreseeable future. And we are highly focused on putting capital to work and driving our strategic growth platform, which has resulted in both organic and strategic revenue penetration, synergy realization and incremental margin improvement. Our leisure family lifestyle markets, which are comprised of RV and marine collectively represent approximately 77% of our first quarter revenues and were up 62% for the quarter, while our housing and industrial market sales represent the other 23% of our consolidated revenue base and were up 53% in the same period. We've been aggressively and opportunistically putting capital to work in alignment with our capital allocation strategy, having acquired 4 companies in the first quarter and reinvesting in the business through our stock buyback repurchases due to significant recent volatility. Additionally, we continued to invest in directed capital expenditures to support our strategic growth and expansion plans for certain brands. Now I would like to turn to some specific statistics on each of the industries we serve. The RV industry began the year aligned with demand and expectations and is well positioned to support production levels, which should yield efficiencies and help alleviate labor constraints that have resonated throughout the industry for the past several quarters. The RV industry represents our largest market and accounted for 69% of our first quarter 2018 revenues. First quarter RV revenues were up 53% and wholesale unit shipments were up 13% over the prior year, marking the ninth consecutive quarter of double-digit growth. The towable sector accounted for 87% of all first quarter 2018 units shipped, increasing 14% from Q1 2017, with travel trailers and fifth wheel units up 17% and 9%, respectively. Motorized wholesale was strong as well, with Class As up 10% and Class Bs and Cs up 5% from the first quarter of 2017. North American retail unit sales through the first 2 months of the year are up 8% and are expected to be revised upwards after full state reporting comes in consistent with past practice and expected industry performance. Retail and dealer shows have reported record attendance and the OEMs remain very optimistic about retail traffic patterns. Our estimates for adjusted retail shipments based on prior statistical recalibration puts retail up approximately 13% to 15% for the first 2 months of the year. Dealer sentiment and retail traffic patterns are strong and current inventory levels are in position to not miss opportunities to place units, as has been the case in the past several years. Manufacturing capacity continues to come online to provide both balance and support for the expected long-term growth potential in the industry and plays particularly well into our operating model. Our marine market presence, content and overall business continues to dramatically expand, as our first quarter 2018 revenues in this market representing 8% of our consolidated sales were up approximately 225% over Q1 2017. We continue to realize both organic and strategic market penetration as a result of our value-added brand base model, with the goal of providing a full service suite of options to the marine OEMs with the capacity and resources to support their growth needs and expectations. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 The demographic fundamentals that support the leisure lifestyle markets are well aligned here, in an industry where the average age of the used boat inventory continues to grow and retail trends are well below prior peaks. Our sales to the marine industry are primarily focused on the powerboat sector in both the freshwater and saltwater markets. Although powerboat retail sales were down slightly in the first quarter on an unadjusted basis, the Q1 2018 seasonality trend is consistent with Q1 of 2017, and all the indicators point towards another solid year in the marine industry, based on low channel inventories, high turn levels and continued positive demographics. Retail trends and demand patterns are strong and evidenced by a solid Q1 show season with increased year-over-year traffic in almost all the shows reporting. On the housing and industrial side of our business, similar sentiment exists in the MH industry with strong shows thus far, industry optimism and signs of credit availability appearing to gain traction. Our manufactured housing sales represent 11% of our total revenues and were up 43% over the first quarter of 2017, outperforming industry growth for the same period currently estimated at 10%. Our content per unit is up 18% and the demographic trends consistent with our leisure lifestyle markets indicate strong expected demand patterns related to first-time homebuyers and those looking to downsize. Our industrial revenues, which are focused on the residential housing, hospitality, high-rise and commercial markets, increased 64% from the first quarter of 2017, as a result of both strategic and organic growth. The industrial markets represent 12% of our consolidated revenue base in the first quarter. Once again, positive demographic and consumer trends support continued upward trajectory. Single and multifamily residential housing starts in total were up 7% and 11%, respectively, in the first quarter. And in the west region, where we have tremendous opportunity, single and multifamily residential housing starts were up a strong 26% and 48%, respectively as well. We also have significant runway in these markets for continued organic and strategic growth and the ability to leverage our full suite of complementary kitchen, bath and shower product offerings. Overall, we are optimistic about all 4 of our primary market sectors and the fundamental growth factors, demographic trends, North American population statistics and projections and the industry disciplines that are in place. Our leisure family lifestyle market sector continues to capitalize on the allure and attractiveness of the active balanced outdoor lifestyle and high quality time spent with family and friends. On the RV side, retail sales and inventory turns and sell-through remain consistent positioning 2018 full year shipments to be in line with the RVIA estimates of approximately 540,000 units, a 7% increase over 2017. The powerboat marine trends and anticipated trajectory coupled with new innovative amenities consistently coming to market, position it for continued steady low to mid-single-digit growth for the foreseeable future, with unit sales being well below historical peaks. The housing and industrial markets are as well poised for continued resurgence, leveraging the same demographic trends and macroeconomic drives that also support the leisure lifestyle markets. We are currently anticipating low double-digit growth rates in the MH wholesales units for fiscal 2018 and mid-single-digit growth rates in the residential housing market with double-digit growth rates, particularly in the western region, housing, hospitality and commercial markets. We expect to continue to capitalize on our core competencies, drive market penetration and content in all 4 of our markets beyond general industry expectations and leverage our relationships, geographic presence, strategic expansion initiatives and cross-selling opportunities to continue to drive strategic growth and shareholder value. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Our capital allocation strategy remains a driving force behind our strategic growth plan, and we will continue to support both our internal and external customers' growth initiatives through strategic acquisitions, investments and capital expenditures, facility improvement initiatives and workforce engagement, retention, leadership and planning. As Todd noted earlier, we continue to have an extremely strong pipeline of acquisition candidates, representing all 4 of our primary markets. Through the first quarter of 2018, we completed 4 acquisitions accounting for approximately $150 million of annualized revenues. On the marine side of the business, we acquired Metal Molding and Indiana Marine Products. And on the RV, MH and industrial market side of our business, we acquired Aluminum Metals and Collins & Company. We are excited and energized about the opportunities in front of us, and we are looking forward to continuing to drive value in alignment with the execution of our strategic and operational initiatives. I'll now turn the call over to Josh, who will provide additional comments on our financial performance. Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the first quarter increased 60% to $552 million from $345 million in the same quarter of 2017, reflecting strong organic growth in all 4 of our primary markets, market share gains, geographic and product expansion efforts and the impact of acquisitions. The 4 companies we acquired in the first quarter of 2018, contributed approximately $13 million of revenues in the quarter. As Andy noted, revenues from our leisure lifestyle market, which is comprised of the RV and marine markets, increased 62% with RV revenues up 53% and marine revenues more than tripling over Q1 2017. RV revenues represented 69% and marine represented 8% of first quarter sales, respectively. RV content per unit increased 17% from $2,063 to $2,414 per unit. Revenues from our housing and industrial markets increased 53%, with MH revenues up 43% and industrial revenues up 64%. Our estimated MH content per unit increased 18% from $2,015 to $2,375 per unit. Our gross margin in the first quarter was 17.7%, up 100 basis points from 2017, as a result of the contribution of increased gross margin profiles from our 2017 and 2018 acquisitions, leveraging our fixed costs on increased revenues, synergy realization and the continued results of our deployment of strategic capital investments and labor initiatives. Operating expenses were 10.1% of sales in the first quarter. Warehouse and delivery expenses and SG&A increased 30 basis points and intangible asset amortization increased 10 basis points compared to the first quarter of 2017. Our SG&A profile was impacted by certain acquisitions completed in 2017, and thus far in 2018, having a higher expense profile relative to Patrick's overall SG&A expense profile. Operating income increased 75% to $42 million in the first quarter. Operating margins in the first quarter were 7.6% compared to 6.9% in 2017, an increase of 70 basis points from the prior year, primarily due to the factors previously described. Our net income per diluted share in the first quarter of 2018 was up 60% to $1.20 compared to $0.75 in the prior year. Our effective tax rate for the first quarter of 2018 was just under 20%. Excluding the impact of share-based compensation, our effective tax rate was approximately 25%. For full year 2018, we are estimating our effective tax rate to be 25% to 26%, excluding the impact of stock compensation and other discrete items. Now turning to the balance sheet. Our total assets increased approximately $163 million from December 31, 2017, primarily reflecting the growth in our business, the addition of acquisitions and seasonal working capital ramp up. In the first quarter, we generated approximately $25 million of operating cash flows compared to a cash consumption of $11 million in the first quarter of 2017. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Our current business model and recent acquisitions provide tremendous flexibility and position us with the ability to generate strong operating cash flows to support our strategic growth plans. For 2018, we are estimating operating cash flows in excess of $150 million. Our leverage position relative to EBITDA was just under 2x at the end of the first quarter. As previously announced in late January 2018, we completed the offering of $172.5 million of convertible senior notes and entered into hedge transactions to reduce potential dilution to our common stock. Net proceeds from the issuance of the convertible notes were approximately $154 million, which we used to pay down our existing credit facility to free up capacity. In addition, our revolving credit facility was expanded to $500 million. Our credit availability at the end of the first quarter was approximately $190 million, which when combined with our ongoing operating cash flows provides us with the flexibility and dry powder to continue to execute on our disciplined capital allocation strategy. Consist with our capital allocation strategy, we look to strategically return capital to shareholders by being opportunistic on share buybacks and have capitalized on the recent volatility in the equity markets. Through April 24th, we repurchased 720,695 shares of Patrick common stock at an average price of $57.56 per share, representing $41.5 million of our $50 million authorization and offsetting the potential dilutive impact of our recent convertible note offering. In the future, we may continue to repurchase shares from time to time in the open market based on volatility in our share price, market conditions and on preestablished guidelines as determined by management and our Board of Directors. Finally, our capital spending in the first quarter of approximately $8 million focused on strategic investments and capacity and geographic expansion, increased efficiencies as well as new process and product development. Given the continued strength in all of our primary markets, we continue to make disciplined, strategic investments in our businesses to ensure we maintain sufficient capacity and can support expected volume levels. For full year 2018, we currently estimate our total net capital spending to be in the range of $22 million to $25 million. We will, however, continue to assess our needs throughout the remainder of the year, given market demand and make adjustments where necessary to ensure we have adequate capacity to meet the robust demand levels. That completes my remarks. Todd. Todd M. Cleveland - Patrick Industries, Inc. - CEO Thanks, Josh. Overall, we are confident and excited about the long-term potential of both the leisure family lifestyle and housing and industrial markets as well as the fundamental economic drivers and consumer migration trends supporting them. We continue to focus on capacity and efficiency initiatives, talent engagement planning to both promote balance within our workforce and to position ourselves to be able to take care of our customers with high-quality products and services. We expect to leverage this foundation with our strong cash flows and an appropriate leverage position to strategically deploy capital and drive shareholder value. The strategic acquisitions, we made in 2017 and 2018 to date, have both increased our content in existing markets and driven the expected returns as well as generated synergy opportunities and additional avenues for continued organic growth as our geographic presence expands. I'm extremely proud of our more than 7,000 tremendously talented team members and their dedication, commitment and passion to serve our customers and our business partners, and we are deeply appreciative of the support of our customers, suppliers, Board of Directors, banking partners and our shareholders who we are privileged to serve. This is the end of our prepared remarks. We're now ready to take questions. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question comes from Brett Andress from KeyBanc Capital Markets. Brett Richard Andress - KeyBanc Capital Markets Inc., Research Division - Associate VP I wanted to dig a little deeper on your RV comments. I think investors across the states are still trying to digest some of the recent retail data and trying to square that with the shipment data and all of the inventory speculation. So can you elaborate a little bit more on what is giving you confidence early in the season? Is it just the data? Is it your conversation with the OEMs? Is it conversations with dealers? Is it backlog? Just any more insight around that would be helpful. Andy L. Nemeth - Patrick Industries, Inc. - President Sure, Brett. This is Andy. We've got several touch points in the industry, whether it be through customer communications, we have Indiana Transport, which we recently acquired. It has direct dealer touches. We've touched surveys and analyst communications as it relates to their touch points. So from a number of perspectives, we are gauging retail activity in the marketplace and the correlation between where the inventories are at today. Our view is that based on all those calibrations, we feel that inventories are exactly where the dealer base wanted them to be, to be able to place units for the upcoming retail season. We feel good about where the capacities are in the marketplace as it relates to the OEMs and where we're at to provide continued balance support for the industry, and as well we think that the upcoming selling season is -- first of all it shows similar statistics that we've seen in the past related to retail demand patterns. And if you match all of that up with inventory days on hand, we expect that the alignment was where RVIA shipment projections are at, which we're fully aligned with, all calibrates to a position that says that days are going to be consistent with where they were a year ago in the last couple of years. So we feel very good about all of our touch points in the marketplace today, again continuing to point towards stability in the industry and an extended runway. Todd M. Cleveland - Patrick Industries, Inc. - CEO And Brett, I'd just add to that, that I think the OEs have done an outstanding job of kind of calibrating their production rates in alignment with their views on dealer sentiment and retail demand. So we've got -- as Andy said, inventories were up in the first quarter as anticipated, as dealers wanted them. But I also think that they're -- we're all working very closely together to understand and recognize the fact that the pace in which we were rolling in late 2017 is not the pace that we're moving currently, but the OEs have done a great job calibrating to that. Brett Richard Andress - KeyBanc Capital Markets Inc., Research Division - Associate VP Got it. And if I could follow-up just quickly on that. Do you think the industry was impacted by weather at all in the first quarter? I really just trying to get a sense of where you think we're shaking up for March and April trends? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes, absolutely. I mean as Andy mentioned with our new acquisition of Indiana Transport, we do have a lot more dealer contact. And feel from them is that weather definitely impacted, I would say, more the taking of the units. So what we're hearing is that these shows have been really well attended and actually been -- there's a lot of retail sold units, but there's a lot of retail sold units that are still on the dealers' lots due to the fact that if you buy something and the weather is horrible in your location, the deal you make at the show or even at the dealer lot is, "I'll take this, but I don't want it until the weather breaks." And so we've had a lot of situations where we've heard that if retail customer has just kind of postponed their delivery of these units, which is again is why we're confident we're going to see the retail statistics click up in January, February and even into March. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Brett Richard Andress - KeyBanc Capital Markets Inc., Research Division - Associate VP That's -- it's very helpful. And then if I'm doing my math right, I think your organic growth was in excess of 30% in the quarter, which was even better than what you had last quarter. So can you break that down a little bit more for us between the 2 segments? And also, across your end markets, just how organic growth performed in the quarter? Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Brett. This is Josh. Your math is pretty much spot on. Organic growth for the quarter was 30%, so half of our 60% growth year-over-year. Our market -- our end market growth on a consolidated basis was plus 11%. So RV was up 13%, but when you factor in all the end markets, the market growth is plus 11%, which puts our organic growth at net 19% net of industry growth. We really don't break out organic growth net of industry growth by end market, but we will tell you that we're gaining market share and we're experiencing organic growth in all 4 of our primary markets. Operator And next, we have Scott Stember from CL King. Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Can you maybe talk about -- obviously, these content gains have been tremendous and the organic sales are accelerating seemingly in all 4 of your businesses. Can you maybe just talk about some of the things that you're doing differently? Obviously, you have new stuff coming out and there's a lot of cross pollination from acquisitions from years past, but maybe just talk about through some of the segments what's going on there? Is it new products? Is it relationships? Just what is it, because these numbers are just eye-popping. Todd M. Cleveland - Patrick Industries, Inc. - CEO So I think a couple of things have gone on. I mean, you've touched on a couple of them and we've continued through calls and communication, talked about the importance and what we bring to the table as it relates to being able to bring acquisitions in and then use cross-selling techniques to bring new business to the table. So that's been large -- a large part of it. Also, the manufactured housing industry is really gaining some traction. And with the moves and kind of the creative nature of the industry and where we've gone, we've been able to capitalize pretty strongly in the manufactured housing industry, not so much with new techniques but just with a little bit more of an aggressive attitude with the industry moving like it is, so it's worked out well. On the marine side of the business, we continue to gain share there. We're very excited about the opportunities that continue to grow in that marketplace. The teams, that of the acquired businesses that we've -- we put together, have been very responsive to working together and collaborating on different fronts, which has been excellent. So we've seen the benefits both from a cost standpoint and also just an overall relationship standpoint in those markets. And then finally in the industrial markets, we've always had solid relationships there, but we have expanded our product categories fairly widely in that particular industry. And with that expansion of product categories, again, we're able to touch those new products into past relationships that had helped us. Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And next question is just on margins, nice operating margin expansion in the quarter. Maybe just talk about some of the things in the past that had been headwinds. Seemingly you guys are doing very good job with labor and input costs. Maybe just talk about those things. And where you see that you could be impacted with tariffs. And maybe just give us an update on your expectations for margin expansion on the operating line for the year. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Andy L. Nemeth - Patrick Industries, Inc. - President Scott, this is Andy. Yes, we've continually focused on making sure that we're leveraging our fixed cost structure to be able to drive efficiency improvements as it relates to some of the headwinds. Certainly, in the first half of 2017, we saw some headwinds related to the labor, and we've been working very hard to get our arms around that. We believe we've done so. Our turnover continues to come down from 2016 to 2017. And even into 2018, we continue to see improved turnover rates. We're leveraging, as Todd mentioned, the synergies between our business models and like brands to be able to make sure that we're providing innovative products to our customer base and growing our organic revenues there. So as it relates to our operating margins, we continually focus on that piece of the business to make sure that we're leveraging the structure that we've got in place. As it relates to commodity costs, we're seeing commodity cost increases across the board whether it be aluminum, steel which is a small part of our COGS and material costs. It's not a significant piece. But we are seeing again increased commodity prices across the board. We're going to continue to work with our customers, both in an up and down market as it relates to price increases and decreases. But we are passing on price increases right now as it relates to the commodity price increases that we've seen. But we're going to continue to again partner with our customer base, like I said, both in an up and down market. Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And Scott, I'll just add -- this is Josh, on our expectations for the year. We've consistently communicated that we're targeting operating margin expansion of 30 to 50 basis points on an annualized basis, varying amounts from quarter-over-quarter, but our expectations are for margin expansion year-over-year and 30 to 50 basis points on an annualized basis. Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And just one last question, assuming the market does remain at a relatively strong clip. How are you guys positioned from a capacity standpoint across all of your divisions to handle the business coming in? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes, Scott. This is Todd. We've obviously invested in the organization over the last couple of years to get capacities into positions to be able to handle kind of this high single-digit -- double-digit growth potential, and we feel really good about where we're sitting today. On top of that I'd say that we've also -- the benefits that we've been able to see from reduced overtime and allowing our team members to have a little bit of balance in their lives, some Saturdays off, even some cases Fridays off due to our efficiencies, has been an extreme plus when we look at our overall performance and the way we're looking at things with our team members. So it's been a plus, and we're in good place to be able to take care of the industry. Operator Next, we have Daniel Moore from CJS Securities. Daniel Joseph Moore - CJS Securities, Inc. - Director of Research Move up the income statement a little to gross margin, obviously, 100 basis point increase really impressive in the light of some of the input cost, labor tightness. Maybe break that out between how much of that uplift was related to the higher profile of acquisitions versus organic gains and your ability to kind of continue to drive margins higher as the year goes forward? 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Andy L. Nemeth - Patrick Industries, Inc. - President Dan, this is Andy. A significant piece of the gross margin improvement is really attribute to the acquisitions that we've done and as well leveraging our fixed cost structure as I mentioned. We're going to continue to move with our customers and with material prices, commodity material prices in the market both up and down. So again, we've been able to realize the benefits of, again, leveraging our fixed cost off of the volumes, the acquisition we've talked about -- the gross margin profile and the acquisitions that we've been able to partner with have a better gross margin profile but also a larger OpEx profile as well, but all-in, accretive to operating margins. So it's really the -- those are the 2 most significant pieces, and we expect to continue to again drive incremental operating margins, as Josh mentioned, really on an ongoing basis of 30 to 50 bps a year. Daniel Joseph Moore - CJS Securities, Inc. - Director of Research Very helpful. And if RV shipments moderated as the year goes forward to say the mid-single digits to kind of more manageable level, how much room is there to -- is there, I guess, room beyond the 30 to 50 bps, but -- or less numerically how much opportunity is there to increase efficiencies when you're not running absolutely full bore? Andy L. Nemeth - Patrick Industries, Inc. - President Sure. This is Andy again. We've modeled our business really around that -- those shipping levels. So our plan has been centered upon those numbers really from the beginning of this year. We're well positioned from a capacity perspective. And as we've kind of talked about as well, we're encouraged by the balance that's coming into the industry today. We think it positions us in particular very well to make sure that we're providing balance for our team members and to be able to gain efficiencies where we've been working at a high pace as Todd alluded to, lots of overtime to be able to be more productive in a shorter period of time and allow our employees, our team members to balance. Again, we think we'll be able to balance that and drive efficiencies. So we're very excited about where things are at and feel good about our ability to continue to drive strategic growth on top of the organic base that we're working off of in all 4 of our markets. Daniel Joseph Moore - CJS Securities, Inc. - Director of Research Got it. And switching gears maybe one more. In terms of -- we don't talk about the MH space as much, but that's an area where some of the public guys have been increasing their average selling price. They've got some constraints and therefore it's the ability to focus on and sell higher content units. Are you seeing that? Are you benefiting from that in that segment of your business? Andy L. Nemeth - Patrick Industries, Inc. - President This is Andy again. We're seeing balance in that industry as well. I think the OEMs have done a great job of positioning themselves from a capacity perspective. I think they're going to continue to add capacity on a regulated basis to make sure they're positioned. But overall, when you look at the attractiveness of the manufactured home today and the amenities that are included and the innovations that are coming to the market, it's a very attractive product offering at about half the cost of stick-built. And so we're very encouraged by what we're seeing. There's energy in the space today. We're hearing it from all our touch points as well in that particular market. So again, we're feeling -- we feel good about where MH is at. Daniel Joseph Moore - CJS Securities, Inc. - Director of Research Got it. And lastly, obviously, you've been aggressive in deploying capital. I think you've got maybe $10 million left on the authorization. Is that something you would look to re-up in the near term? 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Andy L. Nemeth - Patrick Industries, Inc. - President We're going to continue to be opportunistic in our -- with our capital allocation strategy. And so our goal is to be able to make sure that we can execute on all the initiatives at the same time. And so we're calibrated in the way that we think about it. We're regulated and disciplined in the way that we execute upon that strategy. So we're going to continue to balance that with the other initiatives that are in the pipeline and make sure that we stay open to being able to execute on all of our initiatives at the same time. Operator Next, we have Rafe Jadrosich from Bank of America. Rafe Jason Jadrosich - BofA Merrill Lynch, Research Division - Associate It's Rafe from BoA. I just wanted to ask -- so share gains, I think have accelerated the last 2 quarters. Can you talk about what's driving the acceleration in share gains sequentially? Andy L. Nemeth - Patrick Industries, Inc. - President Sure, Rafe. this is Andy. I think really Todd just kind of talked about this but we're getting -- we are seeing the benefits of -- really across all 4 of our market sectors as it relates to the acquisitions that we've brought on board, the partnership between our team members, the opportunities as it relates to our bringing new innovative products to market continue to gain traction. So it's our expectation that we're going to continue to drive share gains on top of the strategic gains that we're putting it in the market really on a continual basis. So really, this is kind of aligned with our expectations. Rafe Jason Jadrosich - BofA Merrill Lynch, Research Division - Associate I think in the past you've talked about sharing number a lot lower than kind of in the double digits where you're running now. Has that changed recently? How should we think about that longer term? When we think of it, of like how much above the industry would you expect to grow? Andy L. Nemeth - Patrick Industries, Inc. - President We're -- Rafe, I would tell you we're going to stay consistent and with our expectation -- the expectations that we've put out in the past of 3% to 5% on top of industry is really kind of where we expect to be. We've seen the impact of pricing as we've talked about. Commodity costs have gone input, so that's a factor included in it. But again, we continue to gain. Really, we've seen some nice acquisition, organic growth on top of the pricing all in really driving some numbers here. Do we expect to see this continue? I don't know. That's certainly not built upon our base model today. And we're pleased with where we're at. We're going to continue to execute, but overall again we're going to stay disciplined to the expectation of 3% to 5%. Rafe Jason Jadrosich - BofA Merrill Lynch, Research Division - Associate Okay. That's helpful. And then where are you planning RV unit growth for the year? I think the RVIA is at 5% to 7%. How do you think about that? And then, Todd mentioned earlier, in the back half of 2017, dealers ordered earlier to be in a better inventory position for 2018. How do you think about anniversarying or just lapping against the tough comparison as you get to the back half of this year? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes, Rafe. This is Todd. I think overall we're looking at industry shipments to be in alignment with where RVIA is kind of today based on information that we have. I think if retail sales push higher then maybe what everybody anticipates, they could potentially be a little bit better than what RVIA has said, but I think they are at a very realistic point at this point. There's no question when you think about the back half of the year, even I'd say probably the last quarter of the year. Last year was very robust. And I think the comparables will be a bit challenging. I think a lot just depends on the success that the dealers have with their strategy to have inventory on hand and determine whether the retail pull-through of having that benefit, of having those extra units there so they don't miss out on sales is -- it comes through as far as their strategy. Right now, indications are is it will. But again, there's still a lot to be told over the next 2 to 3 months. Rafe Jason Jadrosich - BofA Merrill Lynch, Research Division - Associate Sorry, I just got one more follow-up off of that. The pattern of dealers ordering earlier, do you think that's a go-forward trend, although they were ordered in August instead of waiting till November? Or do you think that was one time for 2017 because the sell-through was really strong and everybody was under inventory? Todd M. Cleveland - Patrick Industries, Inc. - CEO I think again it depends on the particular strategy in which they deploy. If they think that, that strategy works -- work well for them, I think they'll continue. I think that without a doubt, capacities are more aligned up with retail demand and dealer demand. So I do think that it may be moderated a bit. But again, I think strategically again that was the dealer strategy that was talked about, communicated, that was our thought process. And given the fact that it appears as though it's been successful in selling and retailing units, I'm reluctant to say that they're going to move away from that type of a strategy based on the success that they've had. Operator And next, we have Craig Kennison from Robert W. Baird. Alice Linn Wycklendt - Robert W. Baird & Co. Incorporated, Research Division - Junior Analyst This is Alice on for Craig. Most of my questions have been answered, but you did note better credit availability in manufactured housing. Obviously, that's positive. But how do you think about the impact of higher interest rates on that business and then perhaps in RVs as well? Andy L. Nemeth - Patrick Industries, Inc. - President Sure. This is Andy. We feel again that MH is ideally positioned based on the demographics that are in place today related to pent-up demand and first-time homebuyers being able to be aggressive in the market even with some inflation on the interest rates as it relates to manufactured housing being really the ideal entry point for first-time buyers. And so with the attractiveness of the homes and the amenities, like I said, that they brought into play, we just think that there's tremendous opportunity there for that particular demographic. And even on the RV side, as it relates to inflation, I think the industry has done a phenomenal job of being able to provide units for virtually every class and every spending range. And so our view would be is that we're going to continue to be able to see opportunities for entry by the consumers to be able to get into those markets. So we don't see a ton of headwinds at this point related to either of those markets. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Alice Linn Wycklendt - Robert W. Baird & Co. Incorporated, Research Division - Junior Analyst And then switching gears, I think in the past you've communicated an internal target about $150 million in annualized revenue each year that you'd acquire. You've essentially hit that with the 4 deals you've acquired already this year. So how should we think about your acquisition opportunities in 2018? Andy L. Nemeth - Patrick Industries, Inc. - President Sure. So we are targeting -- as you mentioned, we kind of target $150 million to $200 million on an annualized basis. Last year, we bought over $300 million in annualized revenues. And over the last 3 years, we bought almost $240 million in annualized revenues. And so we use that in alignment -- our target in alignment with our strategic plan. But based on our strong operating cash flows and utilizing a very appropriate leverage position, we want to continue to deploy capital. So we've got a full pipeline today of acquisition opportunities across the board, across all of our market sectors. And we expect to continue to be able to execute on those initiatives, but we're going to stay disciplined within that strategy. So I'd say that there's definitely opportunity to continue down that path, especially given our capacity an and dry powder but we're going to evaluate each candidate individually and make sure that it makes most sense, but certainly opportunity for additional acquisitions. Operator And next, we have Steve O'Hara from Sidoti & Company. Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst Just on the -- I was just curious about the RV sales growth year-over-year. And I mean, it was a lot of that -- the Indiana Transport, because I think that was kind of a -- I guess maybe a new vertical and its -- I think the -- maybe margin profiles and maybe a little bit different than your typical business. Is that driving a decent portion of that? Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. This is Josh. Indiana Transport definitely contributed to incremental revenues in the quarter year-over-year, but all-in-all, acquisitions made up 30% of our revenues for the consolidated basis and organic growth made up the other 30%. So while it's a contributing factor, Indiana Transport was a part of that. All the companies we acquired, the 13 companies in 2017 and the 4 companies we acquired thus far in 2018, all contributed on the RV side and overall on the consolidated revenue side. Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst Okay. And then just following up on that. So -- I mean it would seem to me that with the -- in the Indiana Transport, I guess that's maybe different or maybe additive to the total potential content per unit. I mean, there are other areas that maybe are not -- maybe typically considered as part of the value chain within RV that you guys are maybe looking at or could enter and, I guess, grow your total potential content per unit maybe more than people might expect? Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Regarding Indiana Transport, we do treat those revenues as content per unit. The total value add to the OEM of the products -- components we supply to the OE, plus the transportation services we provide from Indiana Transport all factor into our RV content per unit from that standpoint. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Andy L. Nemeth - Patrick Industries, Inc. - President Steve, this is Andy. As it relates to our existing product categories, we've got 3 or 4 competitors really in every product category. And so we've got continued runway as it relates to our existing product lines and available content there, and we stay close to what we know. And so our expectation would be is that we want to continue to deliver innovative solutions to our customer base, and therefore, again, we try and stay, again, very close to what we know. But are there other opportunities? Certainly. Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst Okay, okay. And did you say kind of what the -- your current max content per unit is now and bring that up again or no? Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer We didn't particularly bring it up. It was over $7,000 from the RV side through '17 and that's increased with our most recent acquisitions to the tune of probably close to $8,000 total target -- total maximum content per unit based on the product categories that we're in today. Operator (Operator Instructions) Next, we have Tim Conder from Wells Fargo. Marc J. Torrente - Wells Fargo Securities, LLC, Research Division - Associate Analyst This is actually Marc Torrente on for Tim. Just building off on the prior question on acquisitions, any change to what you're seeing in terms of deal valuations out there? And then, with the higher level of acquisitions, what's your comfort level and ability to integrate these companies at a faster pace? How much more do you think you could handle annually? And how is integration progressing on some of the more recent deals? Andy L. Nemeth - Patrick Industries, Inc. - President Sure. This is Andy. As it relates to deal valuations, we stay pretty disciplined to multiple expectations and the strategic value of our acquisition opportunity. So I don't see any change in what we've communicated as it relates to that. As it relates to integration, we look for a combination of strong management teams, innovative product lines, great customer and supplier relationships and innovative thought processes. And so most if not all of the acquisitions that we look at are stand-alone. And from an integration perspective based on our independent brand strategy, the integration is fairly seamless. So we're not seeing a lot of difficulty or distortion related to that and again continue to see opportunities and runway in the acquisition model. Todd M. Cleveland - Patrick Industries, Inc. - CEO Mark, this is Todd. And I just add that I think as it relates to us being able to digest things. I mean, we've been very aggressive as it relates to our strategic plan and understanding the importance of having the bench strength and stable of solid leaders to digest these similar acquisitions. So we invested really back in late '16 and into '17 and really have put together a great stable of potential leaders to step up and take charge and leave these business units where needed. I think -- again as Andy mentioned, the key is as we buy very solid management teams, so we're not necessarily looking to have these individuals in our organization come in and be heavy-handed. It's more of a coordinator and a liaison to help and drive and make sure that we're maximizing the potential of these acquisitions. But I feel very good about where we sit with the leadership and our ability to digest not only what we've taken down but also the other acquisitions that we plan to take down in the future. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

Client Id: 77 Marc J. Torrente - Wells Fargo Securities, LLC, Research Division - Associate Analyst Okay, great. Appreciate the color. And then just real quick, how many shares were repurchased in the quarter versus in the April? Joshua A. Boone - Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. In the quarter, there was 221,000 shares repurchased in the quarter versus about 500,000 in April, for total of 720,000. Operator Thank you. We have no further questions at this time. I would like to turn the call back over to Julie Ann Kotowski. Julie Ann Kotowski - Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Jason. We appreciate everyone for being on the call today, and we look forward to talking to you again at our second quarter 2018 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. And I'll turn the call back over to our operator. Operator Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating, and you may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. APRIL 26, 2018 / 2:00PM, PATK - Q1 2018 Patrick Industries Inc Earnings Call

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